UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 17, 2021

Date of Report (Date of earliest event reported)

Citizens & Northern Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-16084	23-2451943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

90-92 Main Street, Wellsboro, Pennsylvania		16901
(Address of principal executive offices)		(Zip Code)

(570) 724-3411

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	CZNC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On June 22, 2021, Citizens & Northern Corporation (the "Company") issued a press release announcing that the Company's Board of Directors appointed Kate Shattuck as a Director to Class II, effective June 17, 2021, increasing the number of its Class II Directors from three to four members, thereby increasing the aggregate size of the Company’s Board of Directors to thirteen members. Ms. Shattuck’s appointment as Class II Director is effective immediately and her term will expire as of the annual meeting of shareholders date in 2022.

By Unanimous Consent of the Sole Shareholder in Lieu of a Meeting of the Shareholders dated June 17, 2021, the Company, as Sole Shareholder of Citizens & Northern Bank (the “Bank”) increased the aggregate size of the Bank’s Board of Directors to thirteen members. On June 17, 2021, the Board of Directors of the Bank appointed Kate Shattuck to fill the vacancy created by the increase in the aggregate size of the Bank’s Board of Directors.

Ms. Shattuck will serve as a member of the Compensation Committee and the Governance and Nominating Committee of the Company's Board of Directors.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Section 5.02 by reference.

Item 9.01   Financial Statements and Exhibits.

99.1	Press Release, dated June 22, 2021, of Citizens & Northern Corporation.
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS & NORTHERN CORPORATION

Dated: June 22, 2021	By:	/s/ J. Bradley Scovill
J. Bradley Scovill
President and Chief Executive Officer

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